UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2009

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The claims of all plaintiffs against one direct and one indirect subsidiary of the Company (the “Subsidiaries”) and eleven other previous operators and owners of the Delhi Field in Louisiana have been dismissed and plaintiffs have been barred from reasserting their claims on the affected properties following settlement in the Thomas et al versus Ashley Investments et al suit, filed in November 2005 in the Fifth Judicial District Court, Richland Parish, Louisiana.

The obligations of the Subsidiaries under the settlement are limited to a cash contribution to the cost of completing certain lease remediation operations.  The amount of the Company’s contribution is contractually limited and the maximum contribution was expensed in the quarter ended March 31, 2009.  In exchange for the cash contribution, our Subsidiaries received a waiver of any indemnity claim by the active predecessor operator, who also is obligated to carry out the remediation operations. Although other previous operators may attempt to assert an indemnity claim against subsequent operators, including the indirect subsidiary of the Company that operated in the Delhi Field, the Company believes that such claim would be without merit.

See Exhibit 99.1 Evolution Petroleum Corporation News Release dated July 8, 2009 which is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

(d)  Exhibits.

99.1      Press Release of Evolution Petroleum Corporation dated July 8, 2009 and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation

Dated: July 8, 2009	By:	/s/ Sterling H. McDonald

Vice President and Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Evolution dated July 8, 2009 and furnished with this report.

3